Exhibit 10.1

STANDBY EQUITY PURCHASE AGREEMENT

THIS STANDBY EQUITY PURCHASE AGREEMENT (this “Agreement”) dated as of July 30, 2026 is made by and between Javelin Global Investors Limited, a British Virgin Islands company (the “Investor”), and WF Holding Limited, a Cayman Islands exempted company (the “Company”).

BACKGROUND

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $30,000,000 of the Company’s ordinary shares, $0.00025 par value (the “Ordinary Shares”);

WHEREAS, the Ordinary Shares are listed for trading on the Nasdaq Capital Market under the symbol “WFF;” and

WHEREAS, the offer and sale of the Ordinary Shares issuable hereunder will be registered on the Company’s registration statement on Form F-3 (File No. 333-296397) under Section 5 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Certain Definitions

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Article I:

“Advance Notice” shall mean a written notice substantially in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the amount of an Advance that the Company desires to issue and sell to the Investor.

“Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.01(e) of this Agreement) to the Investor an Advance Notice, subject to the terms of this Agreement.

“Advance Shares” shall mean the number of Ordinary Shares that the Company desires to issue and sell to the Investor as requested by the Company in an Advance Notice.

“Advances” shall mean any issuance and sale from the Company to the Investor pursuant to Article II hereof.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any laws relating to sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Commitment Amount” shall mean $30,000,000 of Advance Shares.

“Commitment Period” shall mean the period commencing on the date hereof and expiring upon the date of termination of this Agreement in accordance with Section 7.01.

“Environmental Laws” shall mean all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Floor Price” shall mean $0.10 per Advance Share, which shall be adjusted for any reorganization, recapitalization, share dividend, share split or other similar transaction.

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Maximum Purchase Amount” means, with respect to any Advance, the lesser of (i) $3,000,000.00 and (ii) the unused portion of the Commitment Amount.

“Minimum Purchase Amount” means $100,000.00; provided that, if the unused portion of the Commitment Amount is less than such amount, the Minimum Purchase Amount shall equal such unused portion.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Prospectus” means any prospectus (including, without limitation, all amendments and supplements thereto) used in connection with the Registration Statement.

“Purchase Price” shall mean the lower of: (i) 50% of the closing price of the Ordinary Shares on the Principal Market on the date of this Agreement and (ii) 50% of the lowest closing price of the Ordinary Shares on the Principal Market during the one hundred and eighty (180) Trading Days immediately preceding the applicable Advance Notice Date, in each case rounded down to the nearest two (2) decimal places; provided that in no event shall the Purchase Price be less than the Floor Price.

“Restricted Issuance” means the issuance, incurrence or guaranty of any debt obligations (including any merchant cash advance, account receivable factoring or other similar agreement), other than trade payables in the ordinary course of business, or the issuance of any securities that (i) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Ordinary Shares; (ii) are or may become convertible into Ordinary Shares (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that varies with the market price of the Ordinary Shares, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; (iii) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (a) due to a change in the market price of Company’s Ordinary Shares since the date of the initial issuance or (b) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or such debt security contains a fixed conversion price with a provision to increase the outstanding balance upon a breach or default; or (iv) are issued or will be issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. For the avoidance of doubt, Ordinary Shares issued pursuant to any of the following will not be considered Restricted Issuances: (i) primary offerings after three (3) months following the initial Closing; (ii) issuances to non-US persons; and (iii) the issuance of Ordinary Shares in conjunction with acquisitions provided that such issuances do not cause a change of control or have variable price mechanisms.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities” shall mean the Commitment Fee Shares and the Advance Shares to be issued from time to time hereunder pursuant to an Advance.

“Subsidiary” shall mean any Person in which the Company, directly or indirectly, (i) owns a majority of the outstanding capital stock or holds a majority equity or similar interest of such Person or (ii) controls or operates all or substantially all of the business, operations or administration of such Person.

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” shall mean, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

ARTICLE II

Advances

Section 2.01. Advances; Mechanics. Subject to the terms and conditions of this Agreement, the Company, at its sole and exclusive option, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, Advance Shares on the following terms:

(a) Prepayment. Within five (5) Trading Days of the date of this Agreement, the Investor shall pay $3,000,000.00 to the Company via wire transfer of immediately available funds (the “Pre-Paid Credit”), which shall be applied towards the Advances as set forth below, provided, however, that the Investor shall not be required to fund the Pre-Paid Credit unless and until the Company has delivered the documents and satisfied the conditions set forth in Section 2.03.

(b) Advance Notice. At any time during the Commitment Period (provided that the Pre-Paid Credit has been delivered to the Company) on any Trading Day selected by the Company where the closing price on the Principal Market is equal to or greater than the Floor Price, the Company may require the Investor to purchase Advance Shares in an amount equal to no more than the Maximum Purchase Amount and no less than the Minimum Purchase Amount by delivering an Advance Notice to the Investor. The Company shall, in its sole discretion, select the amount of the Advance it desires to issue and sell to the Investor in each Advance Notice (within the foregoing limitations) and the time it desires to deliver each Advance Notice.

(c) Ownership Limitation; Commitment Amount. At the request of the Company, the Investor will inform the Company of the amount of Ordinary Shares the Investor currently beneficially owns. In no event shall the number of Advance Shares issuable to the Investor pursuant to an Advance cause the aggregate number of Ordinary Shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its affiliates as a result of previous issuances and sales of Ordinary Shares to the Investor under this Agreement to exceed 9.99% of the then outstanding Ordinary Shares (the “Ownership Limitation”). In connection with each Advance Notice delivered by the Company, any portion of the Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Advance Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the amount of the Advance requested by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, each of the Company and the Investor shall promptly notify the other of such event.

(d) Registration and Exchange Limitation. In no event shall an Advance exceed the amount registered under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, each of the Company and the Investor shall promptly notify the other of such event.

(e) Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on (i) the day it is received by the Investor if such notice is received by email or facsimile on or before 4:00 p.m. Eastern Time (or later if waived by the Investor in its sole discretion), or (ii) the immediately succeeding day if it is received by email or facsimile after 4:00 p.m. Eastern Time.

(f) Binding Commitment. Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Advance Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and, subject to Applicable Law and to Section 3.09, the Investor may sell Ordinary Shares after the receipt of such Advance Notice.

Section 2.02. Closings. The closing of each Advance and each sale and purchase of Advance Shares related to each Advance (each, a “Closing”) shall take place as soon as practicable on or after each Advance Notice Date in accordance with the procedures set forth below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a) Delivery of Advance Shares. Promptly after receipt of the Advance Notice (and, in any event, not later than two (2) Trading Days after such receipt), the Investor shall pay to the Company the aggregate Purchase Price of the Advance Shares as set forth in the Advance Notice in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. Promptly upon receipt of such notification, the Company will, or will cause its transfer agent to, electronically transfer such number of Advance Shares to be purchased by the Investor as set forth in the Advance Notice by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. Notwithstanding the foregoing, all payments owed by the Investor pursuant to the Advance Notices shall first be deduced from the Pre-Paid Credit such that no additional payments shall be required from the Investor until the Pre-Paid Credit has been reduced to zero.

(b) The Advance Shares. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. To facilitate the transfer of the Advance Shares by the Investor, the Advance Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering such Advance Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Advance Shares in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption).

(c) Additional Deliveries. On or prior to any such Closing, each of the Company and the Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 2.03.Initial Closing Deliverables. On or prior to the funding of the Pre-Paid Credit, and in any event prior to the delivery of the first Advance Notice, the Company shall deliver, or cause to be delivered, to the Investor:

(a) duly executed copies of this Agreement and the other Transaction Documents to which the Company is a party;

(b) an opinion of Cayman Islands counsel to the Company, dated as of the date of funding of the Pre-Paid Credit and in form and substance reasonably satisfactory to the Investor, covering, among other customary matters, the Company’s due incorporation and good standing, corporate power and authority, due authorization, execution and delivery of the Transaction Documents and the valid issuance of the Securities as fully paid and non-assessable;

(c) an opinion of U.S. securities counsel to the Company, dated as of the date of funding of the Pre-Paid Credit and in form and substance reasonably satisfactory to the Investor, covering, among other customary matters, the enforceability of the Agreement under New York law, the effectiveness of the Registration Statement, the filing of the Prospectus Supplement and the registration of the offer and sale of the Securities under the Securities Act;

(d) a certificate executed by an authorized officer of the Company certifying that the representations and warranties of the Company contained herein are true and correct in all material respects, that the Company has performed in all material respects its covenants required to be performed prior to such date and that no Material Adverse Effect has occurred;

(e) a certificate of the secretary or other authorized officer of the Company attaching and certifying the Company’s memorandum and articles of association, the resolutions of the board of directors approving the Transaction Documents and the issuance of the Securities, and the incumbency and signatures of the officers executing the Transaction Documents;

(f) a certificate of good standing of the Company issued by the Registrar of Companies of the Cayman Islands, dated as of a recent date;

(g) evidence reasonably satisfactory to the Investor that the Form 6-K and the Prospectus Supplement covering the full Commitment Amount have been filed with the SEC and that the Registration Statement remains effective;

(h) evidence that the Advance Shares and the Commitment Fee Shares have been approved for listing on the Principal Market, subject only to official notice of issuance;

(i) irrevocable instructions to the Company’s transfer agent authorizing the issuance and delivery of the Securities through DTC’s DWAC system, without restrictive legends, in accordance with this Agreement; and

(j) such other customary certificates, instruments and documents as the Investor may reasonably request in connection with the transactions contemplated hereby.

ARTICLE III

Representations and Warranties of Investor

The Investor hereby represents and warrants to, and agrees with, the Company as follows:

Section 3.01. Organization and Authorization. The Investor is duly incorporated, validly existing and in good standing under its jurisdiction of organization and has all requisite power and authority to execute, deliver and perform this Agreement, including all transactions contemplated hereby. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor or its shareholders. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02. Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Ordinary Shares of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03. No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Ordinary Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 3.04. Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, the Registration Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities. The Investor is acquiring the Securities hereunder in the ordinary course of its business.

Section 3.05. Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

Section 3.06. Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.07. Not an Affiliate. The Investor is not an officer, director or a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 3.08. Trading Activities. The Investor’s trading activities with respect to the Ordinary Shares shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market. Neither the Investor nor its affiliates has any open short position in the Ordinary Shares, nor has the Investor entered into any hedging transaction that establishes a net short position with respect to the Ordinary Shares, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales or hedging transactions with respect to the Ordinary Shares; provided that the Company acknowledges and agrees that upon delivery of an Advance Notice the Investor has the right to sell (a) the Advance Shares to be issued to the Investor pursuant to the Advance Notice prior to receiving such Advance Shares, or (b) other Ordinary Shares sold by the Company to Investor pursuant to this Agreement and which the Company has continuously held as a long position.

ARTICLE IV

Representations and Warranties of the Company

Except as set forth in the SEC Documents, the Company represents and warrants to the Investor as follows:

Section 4.01. Organization and Qualification. Each of the Company and each Subsidiary is an entity duly incorporated and validly existing under the laws of its jurisdiction of organization or incorporation, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and each Subsidiary is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 4.02. Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company, its board of directors or its shareholders. This Agreement and the other Transaction Documents to which it is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

Section 4.03. Authorization of the Securities. The Securities to be issued under this Agreement have been, or with respect to Advance Shares to be purchased by the Investor pursuant to an Advance Notice, will be, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights. The Advance Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus.

Section 4.04. No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (a) result in a violation of the memorandum and articles of association, as amended, or other organizational documents of the Company (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (b or (c) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 4.05. Filings, Consents and Approvals. No further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange, shareholder, investor or lender of the Company is required for the Company’s execution, delivery or performance of the Transaction Documents or the offer, issuance and sale of the Securities, except for: (a) the filing of the Prospectus Supplement pursuant to Section 6.01(b); (b) the filing of any current report on Form 6-K required in connection with the transactions contemplated hereby; (c) any filings, notifications or approvals required by the Principal Market; (d) any filing required under applicable state securities or “blue sky” laws; and (e) the written consent of the requisite purchasers required under the Securities Purchase Agreement entered into by the Company on June 10, 2026.

Section 4.06. SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within two years preceding the date hereof or amended after the date hereof, or filed after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act, being hereinafter referred to as the “SEC Documents”). The Company has made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents.

Section 4.07. Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (a) such adjustments to accounting standards and practices as are noted therein, (b) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (c) such adjustments which will not be material, either individually or in the aggregate) during the periods involved. The other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto). All disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 4.08. Registration Statement and Prospectus. The Registration Statement and the offer and sale of Securities as contemplated hereby will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Copies of the Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the SEC on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel. The Company has not distributed and, prior to the later to occur of each date of Closing and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering or sale of the Securities other than the Registration Statement and the Prospectus to which the Investor has consented.

Section 4.09. No Misstatement or Omission. The Registration Statement, when it became effective, and any Prospectus, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Advance Notice Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 4.10. Conformity with Securities Act and Exchange Act. The Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in the Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 4.11. Equity Capitalization. As of the date hereof, the maximum number of shares the Company is authorized to issue is 90,000,000,000,000 Ordinary Shares and 10,000,000,000,000 Class A Shares. As of the date hereof, the Company had 41,919,934 Ordinary Shares and 3,440,664 Class A Shares outstanding. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are currently listed on the Nasdaq Capital Market under the trading symbol “WFF.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act, delisting the Ordinary Shares from the Nasdaq Capital Market, nor has the Company received any notification that the SEC or the Nasdaq Capital Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Nasdaq Capital Market.

Section 4.12. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, except as would not cause a Material Adverse Effect.

Section 4.13. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.14. Environmental Laws. The Company and its Subsidiaries (a) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws, (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses, the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.15. Title. Except as would not cause a Material Adverse Effect, the Company (or its Subsidiaries) has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 4.16. Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.17. Internal Accounting Controls. Except as disclosed in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.18. Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Ordinary Shares or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.19. Subsidiaries. The Company has Subsidiaries as set forth in the SEC Documents.

Section 4.20. Tax Status. Except as would not have a Material Adverse Effect, each of the Company and its Subsidiaries (a) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as would not have a Material Adverse Effect, Company has not received written notification any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 4.21. Certain Transactions. Except as not required to be disclosed pursuant to Applicable Law (including, for the avoidance of doubt, not yet required to be disclosed at the relevant time) or except as disclosed in the SEC Documents, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.22. Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Securities hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Advance Shares pursuant to any Advances would violate any rules of the Principal Market. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

Section 4.23. Relationship of the Parties. Neither the Company, nor any of its subsidiaries, affiliates, nor any Person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, its subsidiaries, or any Person acting on its or their behalf. The Investor’s relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 4.24. Compliance with Laws. Except as would not have a Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with Applicable Laws. The Company has not received a notice of non-compliance by any director, officer or employee of the Company or any Subsidiary, or any agent, affiliate or other Person acting on behalf of the Company or any Subsidiary has not complied with Applicable Laws, and is not aware of any pending change or contemplated change to any Applicable Law or regulation or governmental position, in each case that would have a Material Adverse Effect.

Section 4.25. Sanctions Matters. Neither the Company, nor any Subsidiary of the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary of the Company, is a Person that is, or is owned or controlled by a Person that is: (a) on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time; (b) the subject of any sanctions administered or enforced by OFAC, the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority; or (c) has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of any OFAC economic sanction program (including, without limitation, programs related to Crimea, Cuba, Iran, North Korea, Sudan and Syria).

ARTICLE V

Indemnification

Section 5.01. Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and each of its respective officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each Person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 5.02. Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each Person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any related Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Law, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 5.03. Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Section 5.04. Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified Person at law or equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement for a period of three years.

Section 5.05. Limitation of liability. Notwithstanding the foregoing, no party shall be entitled to recover from the other party for punitive, indirect, incidental or consequential damages.

ARTICLE VI

Additional Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 6.01. Registration Statement.

(a) Filing of Registration Statement. The Company has filed, in accordance with the provisions of the Securities Act and the rules and regulations thereunder, with the SEC a shelf registration statement on Form F-3 (File Number 333-296397) (including any amendments, all documents filed as part thereof or incorporated by reference therein, and including any information contained in the Prospectus and the Prospectus Supplement (as defined below) or deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act, the “Registration Statement”) including a base Prospectus, with respect to the issuance and sale of securities by the Company, including Ordinary Shares, which contains, among other things a plan of distribution section disclosing the methods by which the Company may sell the Ordinary Shares. The Registration Statement was declared effective on June 10, 2026 and remains in effect on the date hereof.

(b) Initial Disclosure. Promptly after the execution of this Agreement, the Company shall furnish with the SEC a report on Form 6-K, or such other appropriate form as determined by counsel to the Company, relating to the transactions contemplated by this Agreement and file a Prospectus Supplement pursuant to Rule 424(b) of the Securities Act for the full Commitment Amount and the Commitment shares disclosing all information relating to the transactions contemplated hereby required to be disclosed therein and an updated plan of distribution, including, without limitation, the name of the Investor, the amount of the Securities being offered hereunder, the terms of the offering, the Purchase Price, and other material terms of the offering, and any other information or disclosure necessary to register the transactions contemplated herein (the “Prospectus Supplement”).

(c) Maintaining the Registration Statement. The Company shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement with respect to the Securities at all times during the Commitment Period; provided, however, that the Company will be under no further obligation to maintain the effectiveness of the Registration Statement after the earlier to occur of (i) the date on which the Investor has purchased the full Commitment Amount and has completed the subsequent resale of the full Commitment Amount (the Investor agrees to notify the Company when all subsequent resales are completed), (ii) the 90th day following the date on which the Investor has purchased the full Commitment Amount, or (iii) the 90th day following the termination of this Agreement in accordance with its terms. Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed, the Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading.

(d) Filing Procedures. Not less than one (1) Trading Day prior to the filing of the Prospectus Supplement, the Company shall furnish to the Investor a copy of the proposed Prospectus Supplement, which will be subject to the reasonable and prompt review of the Investor (if the Prospectus Supplement contains material non-public information as consented to by the Investor, the information provided to the Investor will be kept strictly confidential until filed and treated as subject to Section 6.05). The Investor shall furnish comments on the Prospectus Supplement to the Company within 24 hours of the receipt thereof. If the Investor fails to provide comments to the Company within such 24-hour period, then the Prospectus Supplement shall be deemed accepted by the Investor in the form originally delivered by the Company to the Investor.

(e) Blue-Sky. The Company shall use its commercially reasonable efforts to, if required by Applicable Law, (i) register and qualify the Ordinary Shares covered by the Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Ordinary Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its memorandum and articles of association, as amended, or other organizational documents, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Ordinary Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.02. Listing of Ordinary Shares. As of each Advance Notice Date, the Advance Shares to be sold by the Company hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market.

Section 6.03. Exchange Act Registration. During the Commitment Period, the Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.04. Trading on Principal Market. During the Commitment Period, trading in the Ordinary Shares will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on the Principal Market for a period of more than five (5) consecutive Trading Days.

Section 6.05. Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of the Registration Statement or related Prospectus (in each of which cases the information provided to Investor will be kept strictly confidential): (a) except for requests made in connection with SEC investigations disclosed in the SEC Documents, receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (b) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Ordinary Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (d) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law; and (e) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus. The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Advance Shares pursuant to any pending Advance Notice, during the continuation of any of the foregoing events.

Section 6.06. Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act.

Section 6.07. Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (a) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (b) the preparation, issuance and delivery of any Securities issued pursuant to this Agreement, (c) all reasonable fees and disbursements of the Company’s counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of the Investor’s counsel, accountants and other advisors), (d) the qualification of the Securities under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (e) the printing and delivery of copies of any Prospectus and any amendments or supplements thereto, (f) the fees and expenses incurred in connection with the listing or qualification of the Securities for trading on the Principal Market, and (g) filing fees of the SEC and the Principal Market.

Section 6.08. Confidentiality. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion and if granted must include an agreement to keep such information confidential until publicly disclosed), it being understood that the mere notification to Investor required pursuant to Section 6.05(e) hereof shall not in and of itself be deemed to be material non-public information. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall publicly disclose promptly following the date hereof, but in any event prior to delivering the first Advance Notice hereunder, any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated herein, which, following the date hereof would, if not so disclosed, constitute material, non-public information regarding the Company or its Subsidiaries.

Section 6.09. Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 6.10. Non-Disclosure of Non-Public Information. The Company covenants and agrees that, other than as expressly required by Section 6.05 hereof, or, with the Investor’s consent pursuant to Section 6.01(d), it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act, the Exchange Act, or the rules and regulations of the SEC) to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review. Unless specifically agreed to in writing, in no event shall the Investor have a duty of confidentiality, or be deemed to have agreed to maintain information in confidence, with respect to the delivery of any Advance Notices.

Section 6.11. Reservation of Shares. The Company shall at all times during the Commitment Period reserve and keep available out of its duly authorized and unissued Ordinary Shares a number of Ordinary Shares sufficient to satisfy in full the Commitment Amount, calculated using the Floor Price.

Section 6.12. Restricted Issuance. During the Commitment Period, the Company will not make any Restricted Issuance without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion.

ARTICLE VII

Miscellaneous

Section 7.01. Termination.

(a) Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 24-month anniversary of the date hereof or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Advance Shares equal to the Commitment Amount.

(b) Termination by Mutual Agreement. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(c) Effect of Termination. Nothing in this Section 7.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.

Section 7.02. Non-Exclusive Agreement. Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Ordinary Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future shares. Notwithstanding the foregoing, the Company shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits the Company from entering into a variable rate transaction with the Investor or any affiliate of the Investor, or from issuing Ordinary Shares, preferred shares, warrants, convertible notes, other debt securities, or any other Company securities to the Investor or any affiliate of the Investor.

Section 7.03. Choice of Law/Jurisdiction. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, New York, New York for the adjudication of any dispute arising out of or relating to this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

Section 7.04. Specific Performance. Each party acknowledges and agrees that the other party may suffer irreparable harm if such party fails to perform any material provision of this Agreement or any other Transaction Document in accordance with its specific terms. Accordingly, each party shall be entitled to seek injunctive relief or specific performance to prevent or cure breaches of this Agreement or any other Transaction Document, in addition to any other remedy available at law or in equity.

Section 7.05. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 7.06. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

Section 7.07. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

Section 7.08. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 7.09. Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person.

Section 7.10. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile or e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (c) five (5) days after being sent by certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof and will be deemed delivered on the date set forth in Section 2.01(e)) shall be as set forth below. Either may change its information contained in this Section 7.10 by delivering notice to the other party as set forth herein.

If to the Company:

WF Holding Limited

Attn: Leah Siang Ling, Co-Chief Executive Officer

Lot 3893, Jalan 4D

Kg. Baru Subang

Seksyen U6, 40150 Shah Alam

Selangor, Malaysia

Email: ir@wffholding.com

If to the Investor:

Javelin Global Investors Limited

Attn: YANTO, ANTON, Director

OMC Chambers, Wickhams Cay 1

Road Town, Tortola

British Virgin Islands

Email: inquire@javelinglobal.org

Section 7.11. Commitment Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby. On the date of the initial Closing, the Company will issue to the Investor or its designee an aggregate of 750,000 Ordinary Shares (the “Commitment Fee Shares”) as a commitment fee. The Commitment Fee Shares shall be issued pursuant to the Registration Statement and shall be freely tradeable by the Investor upon receipt.

Section 7.12. Certain Other Fees. The Company has engaged Univest Securities, LLC (the “Placement Agent”) as a placement agent in connection with the transactions contemplated hereby pursuant a Placement Agency Agreement, dated July 30, 2026. Except for the fees and expenses payable to the Placement Agent and as disclosed in the Prospectus Supplement, no commission, placement agent fee, finder’s fee or similar payment will become due and owing by the Company as a result of the transactions contemplated hereby. The Company shall be solely responsible for all such fees and expenses. To the Company’s knowledge, the Placement Agent is a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority. The Investor shall have no obligation with respect to any broker fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and the Company shall indemnify and hold harmless each of the Investor, the Investor’s employees, officers, directors, shareholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and reasonable attorneys’ fees) and expenses suffered in respect of any such claimed broker fees.

IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

WF Holding Limited

By:	/s/ Leah Siang Ling
Name:	Leah Siang Ling
Title:	Co-Chief Executive Officer

INVESTOR:

Javelin Global Investors Limited

By:	/s/ YANTO, ANTON
Name:	YANTO, ANTON
Title:	Director

EXHIBIT A
ADVANCE NOTICE

TO: Javelin Global Investors Limited

Dated: ______________	Advance Notice Number: ____

We refer to the Standby Equity Purchase Agreement, dated July 30, 2026 (the “Agreement”), entered into by and between WF Holding Limited and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1. certify that there are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement;

2. certify that the Company has performed in all material respects all covenants and agreements to be performed by the Company contained in the Agreement on or prior to the Advance Notice Date;

3. give you notice that we require you to purchase ______________ Advance Shares at the Purchase Price per Advance Share of $________;

4. request you to deliver the aggregate purchase price of $______________ in cash in immediately available funds to the account designated by the Company; and

5. certify that the number of Ordinary Shares of the Company outstanding as of the date hereof is ___________.

The undersigned has executed this Advance Notice as of the date first set forth above.

WF Holding Limited

By:
Name:
Title: